KPMG

                   Chartered Accountants

                   1 Stokes Place                     Telephone + 353 1 410 1000
                   St. Stephen's Green                Fax + 353 1 412 1122
                   Dublin 2                           Internet www.kpmg.ie
                   Ireland


The Directors
Hertal Acquisitions Plc
30 Herbert Street
Dublin 2

The Directors
Alchemy Partners (Guernsey) Limited
Trafalgar Court
Las Banques
St Peter Port
Guernsey


                                                           Date: 3 February 2003

Dear Sirs

We hereby consent to the inclusion of our Report in the Offer Document dated 3 February 2002 (which is set out at sub-paragraph 7.2 of Part A of Appendix II thereof) in connection with an Offer by Hertal Acquisitions plc for the entire issued and to be issued share capital of Riverdeep Group plc and to the use of our name in the Offer Document, in each case in the form and in the context in which it appears therein.

Yours faithfully

/s/ KPMG
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KPMG